EXHIBIT 10.12
REVOLVING NOTE

$15,000,000.00	June 4, 2010

FOR VALUE RECEIVED, AEROCENTURY CORP., a Delaware corporation ("Borrower"), promises to pay to the order of UMPQUA BANK, an Oregon community bank (the "Lender"), the principal amount of FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00), or such lesser amount as shall equal the then aggregate outstanding Revolving Loan(s) made under the Revolving Commitment by Lender to the undersigned under the Loan Agreement referred to below, payable as hereinafter set forth.  At any time prior to the Maturity Date, Borrower may borrow, repay and reborrow hereon so long as (i) the total outstanding principal at any one time does not exceed the principal amount of this Revolving Note and (ii) Borrower is in compliance with all conditions and requirements as set forth in the Loan Agreement.  The undersigned promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date hereof until the date of payment in full, payable as hereinafter set forth.

Reference is made to that certain Loan and Security Agreement dated as of April 28, 2010, among Borrower, Union Bank, N.A., U.S. Bank National Association, as lender, and California Bank and Trust, as lender (the preceding three parties, the "Existing Lenders") and Union Bank, N.A., as agent ("Agent"), together with any other "Lender" thereunder from time to time, and as supplemented by that certain Commitment and Acceptance Agreement dated concurrently herewith among Lender and Existing Lenders (as amended, extended, renewed, supplemented or otherwise modified from time to time, the "Loan Agreement").  Capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the Loan Agreement.  This Revolving Note is one of the Revolving Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended.  The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

The principal indebtedness evidenced by this Revolving Note shall be payable as provided in the Loan Agreement and in any event on the Maturity Date.

Interest shall be payable on the outstanding daily unpaid principal amount of the Revolving Loan(s) from the date(s) thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement both before and after default and before and after maturity and judgment, with interest on overdue amounts to bear interest at the Default Rate as set forth in the Loan Agreement, to the fullest extent permitted by Applicable Law.

Each payment hereunder shall be made to Agent at Agent's office in immediately available funds not later than 11:00 a.m. (California time) on the date specified for payment under the Loan Agreement (which must be a Business Day).  All payments received after 11:00 a.m. (California time) on any particular Business Day shall be deemed received on the next succeeding Business Day.  All payments shall be made in lawful money of the United States of America.

Agent shall use its best efforts to keep a record of payments of principal and interest received by it with respect to this Revolving Note, and such record shall be presumptive evidence of the amounts owing under this Revolving Note absent manifest error.

Upon the occurrence and during the continuance of an Event of Default (as defined under the Loan Agreement), Lender may declare, in its discretion, all obligations under this Revolving Note immediately due and payable; provided, upon the occurrence and during the continuance of an Event of Default specified in Sections 9.1.5, 9.1.6, or 9.1.7 of the Loan Agreement, all obligations under this Revolving Note shall become immediately due and payable without declaration, notice or demand by Lender.

If any amounts owing under this Revolving Note are not paid when due, Borrower promises to pay all costs and expenses, including reasonable attorneys' fees (including the costs of Lender’s in house counsel and legal staff), incurred by Lender or Agent in the collection or enforcement of this Revolving Note, including but not limited to those costs set forth in Section 12.2 of the Loan Agreement.  Borrower and any endorsers of this Revolving Note for the maximum period of time and the full extent permitted by law (a) waive diligence, presentment, demand, notice of nonpayment, protest, notice of protest, and notice of every kind; (b) waive the right to assert the defense of any statute of limitations to any debt or obligation hereunder; and (c) consent to renewals and extensions of time for the payment of any amounts due under this Revolving Note.  If this Revolving Note is signed by more than one party, the term “Borrower" includes each of the undersigned and any successors in interest thereof; all of whose liability shall be joint and several.  The receipt of any check or other item of payment by Lender, at its option, shall not be considered a payment on account until such check or other item of payment is honored when presented for payment at the drawee bank.  Lender may delay the credit of such payment based upon Lender's schedule of funds availability, and interest under this Revolving Note shall accrue until the funds are deemed collected.  The term "Lender" includes, without limitation, any holder of this Revolving Note.

THIS REVOLVING NOTE SHALL BE DELIVERED TO AND ACCEPTED BY LENDER IN THE STATE OF CALIFORNIA, AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LOCAL LAWS THEREOF, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

To the extent permitted by law, in connection with any action or proceeding, whether brought in state or federal court, Borrower and Lender hereby expressly, intentionally and deliberately waive any right it may otherwise have to trial by jury of any claim, cause of action, action, dispute or controversy between or among such parties, whether sounding in contract, tort or otherwise, which arises out of or relates to: (i) this Revolving Note and any of the Loan Documents and any and all related documents, instruments and agreements, and any and all extensions, renewals, amendments and replacements of any of the foregoing, (ii) any negotiations or communications relating to the Revolving Note and other Loan Documents and any and all related documents, instruments and agreements, and any and all extensions, renewals, amendments and replacements thereof, whether or not incorporated into the Revolving Note or other Loan Documents; or (iii) any alleged agreements, promises, representations or transactions in connection therewith.

This Revolving Note was duly executed as of the date first written above.

AEROCENTURY CORP., a Delaware corporation
By: Name: Title: